Exhibit 99.1

Health Catalyst Reports Second Quarter 2020 Results

SALT LAKE CITY, UT, August 11, 2020 — Health Catalyst, Inc. (Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended June 30, 2020.

“First, let me express our ongoing gratitude to all the heroic national health systems and their front-line workers. We are both grateful and honored that our health system customers have continued to trust us so meaningfully to support them in this time of great need,” said Dan Burton, CEO of Health Catalyst. “From a financial perspective, I am very pleased with our performance in the second quarter across all areas of our business, including outperforming the mid-point of our guidance for both total revenue and Adjusted EBITDA. In addition to this financial and operational execution, I was particularly pleased to see that our team member overall satisfaction score, as measured by Gallup, ranked in the 99th percentile once again. This past period's score, the second highest in the company's history, was particularly encouraging as we adapted to a remote-only culture.”

Mr. Burton continued: “We are hosting our seventh annual Healthcare Analytics Summit in September. While the format will be virtual this year, we continue to believe this conference represents a meaningful opportunity for Health Catalyst to continue to provide thought leadership within the healthcare data and analytics ecosystem, while carefully listening to our customers and prospects as we further cultivate and deepen those relationships. The theme of this year's conference will be healthcare analytics in the ‘new normal’, and we are fortunate to feature many of the leading voices in the country as our keynote speakers.”

Financial Highlights for the Three Months Ended June 30, 2020

Key Financial Metrics

	Three Months Ended June 30,		Year over Year Change
	2020	2019
GAAP Financial Data:	(in thousands, except percentages)
Technology revenue	$25,487	$20,085	27%
Professional services revenue	$17,772	$16,719	6%
Total revenue	$43,259	$36,804	18%
Loss from operations	$(15,640)	$(9,363)	(67)%
Net loss	$(27,183)	$(10,694)	(154)%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$17,493	$13,072	34%
Adjusted Technology Gross Margin	69%	65%
Adjusted Professional Services Gross Profit	$3,730	$6,193	(40)%
Adjusted Professional Services Gross Margin	21%	37%
Total Adjusted Gross Profit	$21,223	$19,265	10%
Total Adjusted Gross Margin	49%	52%
Adjusted EBITDA	$(4,188)	$(5,749)	27%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.

For the third quarter of 2020, we expect:

•Total revenue between $43.0 million and $46.0 million, and
•Adjusted EBITDA between $(8.9) million and $(6.9) million

For the full year of 2020, we expect:

•Total revenue between $177.2 million and $181.2 million, and
•Adjusted EBITDA between $(25.5) million and $(22.5) million

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Tuesday, August 11, 2020 at 5:00 p.m. E.T. The conference call can be accessed by dialing 1-877-295-1104 for U.S. participants, or 1-470-495-9486 for international participants, and referencing participant code 2285626. A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for Q3 2020. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020 and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 expected to be filed with the SEC on or about August 12, 2020.  All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of June 30,	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$104,185	$18,032
Short-term investments	248,932	210,245
Accounts receivable, net	34,426	27,570
Deferred costs	455	937
Prepaid expenses and other assets	8,955	7,455
Total current assets	396,953	264,239
Property and equipment, net	3,835	4,295
Intangible assets, net	29,435	25,535
Operating lease right-of-use assets	15,417	3,787
Other assets	2,337	810
Goodwill	18,419	3,694
Total assets	$466,396	$302,360
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,398	$3,622
Accrued liabilities	7,487	8,944
Acquisition-related consideration payable	3,164	2,192
Deferred revenue	35,173	30,653
Operating lease liabilities	1,963	2,806
Total current liabilities	50,185	48,217
Long-term debt, net of current portion	163,480	48,200
Acquisition-related consideration payable, net of current portion	—	1,860
Deferred revenue, net of current portion	2,176	1,459
Operating lease liabilities, net of current portion	13,913	1,654
Contingent consideration liability	1,457	—
Other liabilities	1,223	326
Total liabilities	232,434	101,716
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 38,729,662 and 36,678,854 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	39	37
Additional paid-in capital	889,054	811,049
Accumulated deficit	(655,306)	(610,514)
Accumulated other comprehensive income	175	72
Total stockholders’ equity	233,962	200,644
Total liabilities and stockholders’ equity	$466,396	$302,360

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Technology	$25,487	$20,085	$50,186	$40,233
Professional services	17,772	16,719	38,189	31,784
Total revenue	43,259	36,804	88,375	72,017
Cost of revenue, excluding depreciation and amortization:
Technology(1)	8,197	7,044	16,103	13,796
Professional services(1)(3)	14,932	10,666	31,094	21,240
Total cost of revenue, excluding depreciation and amortization	23,129	17,710	47,197	35,036
Operating expenses:
Sales and marketing(1)(3)	12,502	10,385	25,989	20,858
Research and development(1)(3)	12,061	9,710	25,149	19,732
General and administrative(1)(2)(4)(5)	8,113	6,146	17,814	12,320
Depreciation and amortization	3,094	2,216	5,971	4,528
Total operating expenses	35,770	28,457	74,923	57,438
Loss from operations	(15,640)	(9,363)	(33,745)	(20,457)
Loss on extinguishment of debt	(8,514)	—	(8,514)	(1,670)
Interest and other expense, net	(3,025)	(1,320)	(3,646)	(2,265)
Loss before income taxes	(27,179)	(10,683)	(45,905)	(24,392)
Income tax provision (benefit)	4	11	(1,232)	22
Net loss	$(27,183)	$(10,694)	$(44,673)	$(24,414)
Less: accretion of redeemable convertible preferred stock	—	98,641	—	162,656
Net loss attributable to common stockholders	$(27,183)	$(109,335)	$(44,673)	$(187,070)
Net loss per share attributable to common stockholders, basic and diluted	$(0.71)	$(21.98)	$(1.19)	$(38.29)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	38,131	4,975	37,620	4,885

Adjusted net loss(6)	$(5,740)	$(7,749)	$(11,823)	$(16,197)
Pro forma adjusted net loss per share, basic and diluted(6)	$(0.15)	$(0.21)	$(0.31)	$(0.45)
Pro forma as adjusted weighted-average number of shares outstanding used in calculating Adjusted Net Loss per share, basic and diluted(6)	38,131	36,176	37,620	35,997
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$203	$31	$379	$64
Professional services	890	140	1,706	288
Sales and marketing	3,309	497	6,491	1,280
Research and development	2,080	213	3,962	435
General and administrative	2,564	517	5,249	987
Total	$9,046	$1,398	$17,787	$3,054

(2) Includes acquisition transaction costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Acquisition transaction costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—	$—	$—
Professional services	—	—	—	—
Sales and marketing	—	—	—	—
Research and development	—	—	—	—
General and administrative	396	—	1,271	—
Total	$396	$—	$1,271	$—

(3) Includes post-acquisition restructuring costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Post-Acquisition Restructuring Costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—	$—	$—
Professional services	—	—	—	108
Sales and marketing	—	—	—	306
Research and development	—	—	—	32
General and administrative	—	—	—	—
Total	$—	$—	$—	$446

(4)  Includes the change in fair value of contingent consideration liability, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Change in fair value of contingent consideration liability:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—	$—	$—
Professional services	—	—	—	—
Sales and marketing	—	—	—	—
Research and development	—	—	—	—
General and administrative	(1,209)	—	(1,568)	—
Total	$(1,209)	$—	$(1,568)	$—

(5) Includes duplicate headquarters rent expense, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Duplicate Headquarters Rent Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—	$—	$—
Professional services	—	—	—	—
Sales and marketing	—	—	—	—
Research and development	—	—	—	—
General and administrative	125	—	125	—
Total	$125	$—	$125	$—

(6) Includes pro forma adjustments to net loss attributable to common stockholders and the weighted average number of common shares outstanding directly attributable to the closing of our initial public offering on July 29, 2019 as well as certain other non-GAAP adjustments. Refer to the "Non-GAAP Financial Measures—Pro Forma Adjusted Net Loss Per Share" section below for further details.

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
Cash flows from operating activities	2020	2019
Net loss	$(44,673)	$(24,414)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,971	4,528
Loss on extinguishment of debt	8,514	1,670
Amortization of debt discount and issuance costs	2,540	516
Non-cash operating lease expense	1,569	1,913
Investment discount and premium amortization	267	(274)
Provision for expected credit losses	836	—
Stock-based compensation expense	17,787	3,054
Deferred tax (benefit) provision	(1,280)	—
Change in fair value of contingent consideration liability	(1,568)	—
Other	71	(34)
Change in operating assets and liabilities:
Accounts receivable, net	(7,179)	(6,776)
Deferred costs	482	(196)
Prepaid expenses and other assets	(2,493)	(55)
Accounts payable, accrued liabilities, and other liabilities	(1,056)	(1,644)
Deferred revenue	4,475	9,676
Operating lease liabilities	(1,783)	(1,605)
Net cash used in operating activities	(17,520)	(13,641)

Cash flows from investing activities
Purchase of short-term investments	(163,346)	(40,509)
Proceeds from the sale and maturity of short-term investments	124,150	12,297
Acquisition of business, net of cash acquired	(15,249)	—
Purchase of property and equipment	(1,067)	(1,063)
Purchase of intangible assets	(1,182)	(977)
Proceeds from sale of property and equipment	10	38
Net cash used in investing activities	(56,684)	(30,214)

Cash flows from financing activities
Proceeds from convertible note securities, net of issuance costs	222,482	—
Purchase of capped calls related to issuance of convertible senior notes	(21,743)	—
Proceeds from credit facilities, net of debt issuance costs	—	47,169
Repayment of credit facilities	(57,043)	(21,821)
Proceeds from exercise of stock options	15,010	1,625
Proceeds from employee stock purchase plan	2,408	—
Payments of acquisition-related consideration	(748)	(773)
Proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs	—	12,073
Payments of deferred offering costs	—	(2,030)
Net cash provided by financing activities	160,366	36,243
Effect of exchange rate on cash and cash equivalents	(9)	—
Net increase (decrease) in cash and cash equivalents	86,153	(7,612)

Cash and cash equivalents at beginning of period	18,032	28,431
Cash and cash equivalents at end of period	$104,185	$20,819

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization and excluding (i) stock-based compensation and (ii) post-acquisition restructuring costs. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three months ended June 30, 2020 and 2019:

	Three Months Ended June 30, 2020
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$25,487	$17,772	$43,259
Cost of revenue, excluding depreciation and amortization	(8,197)	(14,932)	(23,129)
Gross profit, excluding depreciation and amortization	17,290	2,840	20,130
Add:
Stock-based compensation	203	890	1,093
Adjusted Gross Profit	$17,493	$3,730	$21,223
Gross margin, excluding depreciation and amortization	68%	16%	47%
Adjusted Gross Margin	69%	21%	49%

	Three Months Ended June 30, 2019
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$20,085	$16,719	$36,804
Cost of revenue, excluding depreciation and amortization	(7,044)	(10,666)	(17,710)
Gross profit, excluding depreciation and amortization	13,041	6,053	19,094
Add:
Stock-based compensation	31	140	171
Adjusted Gross Profit	$13,072	$6,193	$19,265
Gross margin, excluding depreciation and amortization	65%	36%	52%
Adjusted Gross Margin	65%	37%	52%

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) loss on extinguishment of debt, (iii) income tax provision, (iv) depreciation and amortization, (v) stock-based compensation, (vi) acquisition transaction costs, (vii) change in fair value of contingent consideration liability, (viii) duplicate headquarters rent expense, and (ix) post-acquisition restructuring costs when they are incurred. Duplicate headquarters rent expense, added as a reconciling item in this period, relates to our corporate headquarters relocation announced in March 2020. For GAAP accounting purposes the new headquarters lease commenced in June 2020, however, the current headquarters lease does not end until December 31, 2020 and payments on the new headquarters lease are not required until the contractual lease commencement in January 2021. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended June 30, 2020 and 2019:

	Three Months Ended June 30,
	2020	2019
	(in thousands)
Net loss	$(27,183)	$(10,694)
Add:
Interest and other expense, net	3,025	1,320
Loss on extinguishment of debt	8,514	—
Income tax (benefit) provision	4	11
Depreciation and amortization	3,094	2,216
Stock-based compensation	9,046	1,398
Acquisition transaction costs	396	—
Change in fair value of contingent consideration liability	(1,209)	—
Duplicate headquarters rent expense	125	—
Adjusted EBITDA	$(4,188)	$(5,749)

Pro Forma Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss attributable to common stockholders adjusted for (i) accretion of redeemable convertible preferred stock, (ii) stock-based compensation, (iii) acquisition transaction costs, (iv) change in fair value of contingent consideration liability, (v) duplicate headquarters rent expense (see explanation above), (vi) post-acquisition restructuring costs, (vii) amortization of acquired intangibles, (viii) non-cash interest expense related to our convertible senior notes, and (ix) loss on debt extinguishment. Non-cash interest expense related to our convertible senior notes, added as a reconciling item in this period, relates to the convertible senior notes that were issued in a private placement in April 2020. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance.We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
On July 29, 2019, we closed our initial public offering (our IPO) in which we issued and sold 8,050,000 shares (inclusive of the underwriters’ option to purchase an additional 1,050,000 shares) of common stock at $26.00 per share. We received net proceeds of $194.6 million after deducting underwriting discounts and commissions and before deducting offering costs of $4.6 million. Upon the closing of our IPO, all shares of our outstanding redeemable convertible preferred stock converted into 23,151,481 shares of common stock on a one-for-one basis. Because our IPO occurred after the three and six months ended June 30, 2019, we have prepared the below adjusted condensed consolidated statement of operations data to present pro forma adjusted net loss per share amounts that will be comparable between the current and prior periods presented. The following calculation gives effect to the following pro forma adjustments:

I.The automatic conversion of all outstanding shares of our redeemable convertible preferred stock (using the if-converted method) into common stock as though the conversion had occurred as of the beginning of the 2019 period presented.
II.The issuance of 8,050,000 shares of common stock as part of our IPO, assuming the shares of common stock were issued and sold as of the beginning of the 2019 period presented.The table below presents our calculation of pro forma adjusted net loss per share, basic and diluted, including a reconciliation of Adjusted Net Loss and the pro forma as adjusted weighted-average shares used in calculating pro forma adjusted net loss per share, basic and diluted, to the most directly comparable financial measures calculated in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Numerator:	(in thousands, except share and per share amounts)
Net loss attributable to common stockholders	$(27,183)	$(109,335)	$(44,673)	$(187,070)
Add:
Accretion of redeemable convertible preferred stock	—	98,641	—	162,656
Stock-based compensation	9,046	1,398	17,787	3,054
Amortization of acquired intangibles	2,360	1,547	4,510	3,047
Loss on extinguishment of debt	8,514	—	8,514	1,670
Acquisition transaction costs	396	—	1,271	—
Change in fair value of contingent consideration liability	(1,209)	—	(1,568)	—
Non-cash interest expense related to convertible senior notes	2,211	—	2,211	—
Duplicate headquarters rent expense	125	—	125	—
Post-acquisition restructuring costs	—	—	—	446
Adjusted Net Loss	$(5,740)	$(7,749)	$(11,823)	$(16,197)
Denominator:
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders, basic and diluted	38,130,932	4,974,515	37,619,965	4,885,350
Pro forma adjustments:
Pro forma adjustment to reflect issuance and conversion of redeemable convertible preferred stock to common stock, assuming the conversion took place as of the beginning of the 2019 period	—	23,151,481	—	23,061,989
Pro forma adjustment to reflect issuance of shares of common stock as part of IPO, assuming the issuance took place as of the beginning of the 2019 period	—	8,050,000	—	8,050,000
Pro forma as adjusted weighted-average number of shares used in calculating Adjusted Net Loss per share, basic and diluted	38,130,932	36,175,996	37,619,965	35,997,339
Pro forma adjusted net loss per share, basic and diluted	$(0.15)	$(0.21)	$(0.31)	$(0.45)

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Kristen Berry
Vice President, Public Relations
+1 (617) 234-4123
+1 (774) 573-0455 (m)
kberry@we-worldwide.com